Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

MBX Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2024 Stock Option and Incentive Plan	457(h) and 457(c)	1,671,076 shares (2)	$8.97 (3)	$14,989,551.72	0.00015310	$2,294.90
Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2024 Employee Stock Purchase Plan	457(h) and 457(c)	334,215 shares (4)	$7.63 (5)	$2,550,060.45	0.00015310	$390.41
Total Offering Amounts					$17,539,612.17		$2,685.31
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$2,685.31

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of common stock, par value $0.0001 per share (the “Common Stock”) of MBX Biosciences, Inc. (the “Company”), which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)
Represents 1,671,076 additional shares of Common Stock authorized for issuance under the 2024 Stock Option and Incentive Plan (the "2024 Plan"), effective as of January 1, 2025, pursuant to an "evergreen" provision contained in the 2024 Plan. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2024 Plan on January 1 of each year. Shares available for issuance under the 2024 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission ("SEC") on September 13, 2024 (File No. 333-282106).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $8.97, the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq Global Select Market on March 11, 2025.
(4)
Represents 334,215 additional shares of Common Stock authorized for issuance under the 2024 Employee Stock Purchase Plan (the "ESPP"), effective as of January 1, 2025, pursuant to an "evergreen" provision contained in the ESPP. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the ESPP on January 1 of each year. Shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the SEC on September 13, 2024 (File No. 333-282106).
(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated on the basis of $7.63 per share, which is the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq Global Select Market on March 11, 2025, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.